Exhibit 10.2

                                    December 16, 1985

Dr. R. Rao Koganty

Edmonton, Alberta
T6L 4E9

Dear Dr. Koganty:

        Further to our discussion on December 13, 1985 with regard to possible employment in Biomira I am pleased to inform you that I am now prepared to offer you a position of a Senior Scientist in our Chemistry Group effective February 1, 1986. Annual remuneration will be $40,000.00 in addition to a fringe benefits package already negotiated by the company with Sun Life Insurance. This package includes such benefits as denticare, long term disability insurance, term life Insurance, drug coverage, etc. Annual vacations will be for 4 weeks in addition to official public holidays.

        Your prompt reply to the above offer will be greatly appreciated. Needless to say, my colleagues in Biomira and myself are looking forward to you joining our dynamic team next February.

        With best personal regards.

Cordially,

/s/ A.A. Noujaim, Ph.D. A.A. Noujaim, Ph.D. Vice President, Research
AAN/mc
cc.	Mr. R. Mee President